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                                                                   EXHIBIT 10(v)


                     EMPLOYMENT AGREEMENT FOR WILLIAM BURT


This Employment Agreement ("Agreement") is entered into as of April 8, 1996, by and between William Burt ("Executive") and Family Restaurants, Inc., a Delaware corporation ("FRI"), Chi-Chi's, Inc., a Delaware corporation ("Chi-Chi's"), and El Torito Restaurants, Inc., a Delaware corporation ("El Torito") (FRI, Chi-Chi's and El Torito are hereinafter collectively referred to as the "Company"). Whereas the Company desires to obtain the services of Executive, and whereas the Executive desires to be employed by the Company upon the following terms and conditions, the parties agree as follows:


1. POSITION AND DUTIES

Executive will hold the positions and titles of Executive Vice President ("EVP") of FRI and President of El Torito from the date of this Agreement and for the period of time specified in this Agreement. As the President of El Torito, Executive reports to the President and Chief Executive Officer of FRI and will assist the President and Chief Executive Officer in developing and implementing El Torito's ongoing business strategy and objectives. The Executive may have additional powers and duties as prescribed from time to time by the President and Chief Executive Officer and/or the Board of Directors ("Board") of FRI.

Executive agrees to devote all of his business time, skill, attention, and best efforts to the Company's business and to discharge and fulfill the responsibilities assigned to him by the Company during his employment under this Agreement. Executive further agrees that he will not render services to any other person or entity without the prior written consent of the Company, and that he will not engage in any activity which conflicts or interferes with the performance of the duties and responsibilities of his position.


2. TERM OF EMPLOYMENT

This Agreement covers the Executive's employment with the Company from the date of this Agreement through a period ending on the third anniversary of the date of this Agreement ("Period of Employment"), or such earlier termination date as provided for in Section 5 below.


3. LOCATION

Executive will be based at the Company's executive offices in Irvine, California, and will be expected to travel to the Company's offices and restaurants at other locations as needed for the performance of his duties and responsibilities.





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4. COMPENSATION AND BENEFITS

(a) Salary

During the Period of Employment, in consideration of services to be rendered, Executive will be paid a salary of not less than $225,000 per year, to be earned and paid in equal bi-weekly installments, less any deductions required by law, pursuant to the procedures regularly established by the Company. Executive may be eligible for periodic increases in base salary as determined by the Board in its sole and absolute discretion.

(b) Annual Incentive Compensation

During the Period of Employment, the Executive will participate in the Company's Management Incentive Compensation Plan (the "Plan") as currently established and as modified from time to time. Under the terms of the current Plan, Executive's annual incentive award is based upon one or more performance measures, such as Division sales performance, Division Earnings Before Interest, Taxes, Depreciation, and Amortization ("EBITDA," as defined in the Company's SEC filings) performance, and personal objectives. Executive will have an annual target incentive equal to 80% of his annual base salary. Actual incentives payable will be determined by the terms of the Plan or successor plans. The Company reserves the right to modify, amend, or discontinue the Plan at any time; however, if the Plan is discontinued, it is expected that a comparable annual incentive plan, as agreed to by the Executive and the Company, will be implemented in its place.

c) Long Term Incentive Compensation

The Executive will be eligible to participate in the Company's long term incentive plan ("VCU Plan") which is currently under development. It is anticipated that Participants' performance will be measured based on the value created by increases in FRI's EBITDA. Awards under the VCU Plan will be communicated and agreed to in a separate agreement and will be governed by the terms of the VCU Plan, except that in the case of termination "By the Company Without Cause" or for "Good Reason" this Agreement will govern VCU payments.

(d) Benefits

During the Period of Employment, Executive will be entitled to participate in the Company's standard medical, dental, life, accident, disability, retirement plans, QRC privileges, and similar plans as shall be generally available to executive employees of the Company from time to time.

(e) Vacation

During the Period of Employment, the Executive will receive Company paid vacation time off in accordance with the Company's policies and procedures, as may be amended from time to time, and which currently provide Executive with 4 weeks vacation per year.





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(f) Car Allowance

During the Period of Employment, The Company will provide Executive with a car allowance in accordance with the Company's policies and procedures, as may be amended from time to time, and which currently provide Executive with an allowance of Twelve Thousand Dollars ($12,000.00) per year.

(g) Expenses

During the Period of Employment, The Company will reimburse Executive for travel, lodging, entertainment, and other reasonable business expenses incurred by him in the performance of his duties in accordance with the Company's general policies, as may be amended from time to time.


5. TERMINATION OF EMPLOYMENT

The Period of Employment shall terminate:

(a) By Death or Disability

Employment will terminate automatically upon the death of Executive or when Executive begins to receive benefits under the Company's Long Term Disability Plan. In such cases, the Company will pay the Executive or his Estate:

    (i) the salary to which he is entitled through the date of termination;

    (ii) a pro rata portion of the Executive's annual incentive award, if any, to which he is entitled through the date of termination; and,

    (iii) the value of VCU awards, determined as follows. If termination occurs on or before December 1, 1997, the Company will pay a pro rata amount of
the value of all VCU awards determined under the terms of the VCU Plan.   If
termination occurs after December 1, 1997, all VCU awards will be valued and paid in full.

After payment of termination benefits, the Company's obligations under this Agreement will then cease.

(b) By The Company for Cause

The Company may terminate, without liability, the Period of Employment for Cause as defined below at any time and without notice. In such event, The Company will pay the Executive the salary and benefits to which he is entitled through the date of termination and thereafter the Company's obligations will cease. The Executive will not be entitled to any annual incentive award (VCU payments) or long term incentive award for the period in which Termination for Cause occurs.

Termination shall be for Cause if the Executive:





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    (i) willfully breaches significant and material duties he is required to perform or any of the material terms and conditions of this Agreement;

    (ii) commits a material act of fraud, dishonesty, misrepresentation or other act of moral turpitude;

    (iii) is convicted of a felony, whether or not committed during the Period of Employment or in the course of employment hereunder;

    (iv) exhibits gross negligence in the performance of his duties, including, without limitation, the refusal to perform or carry out the resolutions or directives of the Board of Directors of the Company that are enacted by majority vote;

    (v) is ordered removed from employment with the Company by a regulatory or other governmental agency pursuant to applicable law.

(c) By the Company Without Cause

The Company may, upon two weeks' written notice, terminate the employment of the Executive, at any time, for any reason, with or without Cause and without liability. If employment is terminated by the Company as described in the preceding sentence:

    (i) The Company will pay the Executive his base salary at the rate in effect at the time of termination for the remainder of the Period of Employment or one year from the date of termination, whichever is greater;

    (ii) If termination occurs in 1996, the Company shall pay to Executive his maximum annual incentive award(s) for the remainder of the Period of Employment. If termination occurs after December 31, 1996, the Company shall pay the Executive annual incentive award amounts equal to the amount of annual incentive earned by the Executive in the previous fiscal year for the remainder of the Period of Employment or for one year, whichever is greater; and,

    (iii) The value of VCU awards will be determined as follows. If termination occurs on or before December 1, 1997, the Company will pay a pro rata amount of the value of all VCU awards as determined under the terms of the VCU Plan. If termination occurs after December 1, 1997, all VCU awards will be valued and paid in full.

The Company will continue to cover the Executive in the Company's benefit programs through the end of Period of Employment or one year from the date of termination, whichever is greater. The Company may elect, in its sole and absolute discretion, to pay severance payments in a lump sum equal to the present value of the future monthly payments (assuming an 8% discount rate), including amounts necessary to reimburse the Executive for participation in the Company's benefit plans under the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). After payment of termination benefits, the Company's obligations under this Agreement will then cease.





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(d) Voluntary Termination

The Executive may terminate employment at any time by giving the Company one month's advance written notice of such termination. In this event, the Company will pay the salary and benefits to which the Executive is entitled through the end of the notice period, and thereafter the Company's obligations under this Agreement will cease. The Executive will not be entitled to any annual incentive or long term incentive grant (VCU Plan) for the year in which he terminates his employment.

(e) Termination for "Good Reason"

The Executive may also terminate his employment for "Good Reason." For purposes of this Agreement, "Good Reason" shall mean:

    (i) any assignment to the Executive of duties other than those contemplated by this Agreement or in accordance with those typically assumed by a President or which represent a material reduction in the scope and authority of Executive's position;

    (ii) a Company required relocation of Executive's principal place of work which requires an increase in Executive's normal commute of more than 50 miles which is not agreed to by Executive; or,

    (iii) any reduction in salary below $225,000 per year which is not agreed to by Executive.

If Executive terminates employment for "Good Reason," The Company will pay the
Executive:

    (iv) his base salary at the rate in effect at the time of termination for the remainder of the Period of Employment or one year from the date of termination, whichever is greater;

    (v) If termination occurs in 1996, the Company shall pay to Executive his maximum annual incentive award(s) for the remainder of the Period of Employment. If termination occurs after December 31, 1996, the Company shall pay the Executive annual incentive award amounts equal to the amount of annual incentive earned by the Executive in the previous fiscal year for the remainder of the Period of Employment or for one year, whichever is greater;

    (vi) the value of VCU awards, determined as follows. If termination occurs on or before December 1, 1997, the Company will pay a pro rata amount of the value of all VCU awards as determined under the terms of the VCU Plan. If termination occurs after December 1, 1997, all VCU awards will be valued and paid in full.





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The Company will continue to cover the Executive in the Company's benefit programs through the end of the Period of Employment or one year from the date of termination, whichever is greater. The Company may elect, in its sole and absolute discretion, to pay severance payments in a lump sum equal to the present value of the future monthly payments (assuming an 8% discount rate), including amounts necessary to reimburse the Executive for participation in the Company's benefit plans under the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").

After payment of termination benefits, the Company's obligations under this Agreement will then cease.

(f) Termination Obligations

Executive acknowledges and agrees that all personal property and equipment furnished to or prepared by the Executive in the course of or incidental to his employment belong to the Company and shall be promptly returned to the Company upon termination of employment by Executive of the Company with or without Cause or Good Reason. Executive further acknowledges and agrees that all confidential materials and documents, whether written or contained in computer files, diskettes, or any other media, remain the property of the Company, shall be promptly returned to the Company upon termination of employment, and shall not retain any copies or uplicates or originals of such documents or materials in any format unless the Company agrees in writing to permit such retention.


6. PROPRIETARY INFORMATION

Executive acknowledges that he has had access to proprietary information, trade secrets, and confidential material of the Company including, without limitation, information regarding the Company's business, operations, trade secret and other proprietary, confidential information, lending and distribution processes, and other management and financial information. Executive agrees, without limitation in time or until such information shall become public other than by Executive's unauthorized disclosure, to maintain the confidentiality of such information and refrain from divulging, disclosing, or otherwise using said confidential information to the detriment of the Company or its subsidiaries, affiliates, successors or assigns, or for any other purpose.


7. ASSIGNMENT

The Executive's rights and obligations under this Agreement may not be assigned, and any attempted assignment shall be null and void. The Company may assign this Agreement, but only to a successor or affiliated organization.





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8. NOTICES

All notices referred to in this Agreement shall be in writing and delivered to the Company at its principal address, 18831 Von Karman Avenue, Irvine, California 92715 or to the Executive at 25 Mahogany Drive, Irvine, California 92620.


9. ENTIRE AGREEMENT

The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the employment of the Executive by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms, and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement.


10. AMENDMENTS AND WAIVERS

This Agreement may not be modified, amended, or terminated except in writing, signed by the Executive and by a duly authorized representative of the Company other than the Executive. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof.


11. SEVERABILITY AND ENFORCEMENT

If any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement shall remain in full force and effect.

12. GOVERNING LAW

This Agreement shall be interpreted and construed in compliance with the laws of the State of California, unless a superseding Federal law is applicable.


13. ARBITRATION

The parties agree that any disputes that may arise in connection with, arising out of or relating to this Agreement, or any dispute that relates in any way, in whole or in part, to Executive's employment with the Company, the termination of that employment or any other dispute by and between the parties or their successors or assigns, will be submitted to binding arbitration in Los Angeles, California, according to the rules and procedures of the American Arbitration Association and California Code of Civil Procedure Section 1283.05. The parties agree that each will bear his or its own attorney's fees





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and costs in connection with any such arbitration and each party will pay half of any costs associated with the arbitration. This arbitration obligation extends to any and all claims that may arise by and between the parties or their successors, assigns or affiliates, and expressly extends to, without limitation, claims or causes of action for wrongful termination, impairment of ability to compete in the open labor market, breach of an express or implied contract, breach of any collective bargaining agreement, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, fraud, misrepresentation, defamation, slander, infliction of emotional distress, disability, loss of earning, and claims under the California or Colorado constitutions, the United States Constitution, and applicable state and federal fair state labor statutes and regulations, including, but not limited to, the Civil Rights Act of 1964, as amended, the Fair Labor Standards Acts, as amended, the Americans With Disabilities Act of 1990, the Rehabilitation Act of 1973, as amended, the Employee Retirement Income Security Act of 1974, as amended, and the Age Discrimination in Employment Act of 1967.


In witness whereof, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer.


_______________________________________
William Burt


Family Restaurants, Inc.                            El Torito Restaurants, Inc.


By:____________________________________             By:_______________________
   Kevin S. Relyea                                     Robert T. Trebing, Jr.
   President and Chief Executive Officer               Vice President



Chi-Chi's, Inc.


By:__________________________________
    Kevin S. Relyea
    Chief Executive Officer





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